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                              CONTRACT FOR SERVICES

         AND NOW, TO-WIT, this 11th day of May, 2000, it is hereby agreed and understood between CONSTELLATION 3D, INC., an American corporation (herein referred to as "the Company"), of 235 West 76th Street, Suite 8D, New York, New York 10023-8314, and GREENLAND INVESTMENTS, INC. (herein referred to as "Maloney"), Apt C4D, "Les Floralies", 1-5 Avenue de Grande-Bretagne, Monte-Carlo, MC 98000, Monaco, that,

         For good and valuable consideration, receipt of which is acknowledged herein, the parties hereby agree to the following:

                                 As to Maloney:

1) The Company has retained (for over one [1] year) Maloney as a business development and public relations consultant on its behalf;

2) Maloney's duties have and will include, but not be limited to the following:

     a)   Developing business leads within the industry;
     b) Seek out, develop and bring to the Board for closure strategic alliances and acquisitions;
     c)   Obtaining press, journal, periodical and media coverage;
     d)   Attending certain industry trade shows and conferences;
     e)   Working with the investment community, as directed;
     f)   Coordinating the Company's Public Relations efforts;
     g) Responding or coordinating responses to inquiries from telephone, web site or press releases;
     h) And whatever business development duties the Board might delegate to Maloney during the course of this contract.

     The Company may require Maloney to perform such duties within the United States for up to 5 business days per month during the term hereof.

3) Maloney shall, at all times, act in the best interest of the Company and in accordance with Board mandate.

4) Any information of a proprietary nature gained by Maloney shall remain the exclusive property of the Company and shall only be properly disclosed by Maloney in the course of his employment with consent of the Board.



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                               As to the Company:

5)   The Company agrees to compensate Maloney as follows:

     a) Maloney shall receive options to purchase up to four hundred fifty thousand (450,000) shares of Company common stock at five (UD$5.00) US dollars per share.

6) Said options shall vest at the conclusion of Maloney's contract term, which shall end June 30, 2000.

7)   The Company agrees to reimburse expenses as follows:

     a) Expenses under two hundred (US$200.00) US dollars, said expenses shall be forwarded to the Company with receipts.

     b) Expenses over two hundred (US$200.00) US dollars shall require advance approval, in writing, by an officer or director of the Company, or else said expenses shall be the responsibility of Maloney.

8) The Company agrees to support Maloney's business development efforts in a reasonable and prudent manner.



Intending to be legally bound hereto, the parties set their hands and seal on the date set above.

CONSTELLATION3D, INC.                       GREENLAND INVESTMENTS, INC.



By:  /s/ Eugene Levich                      By:   /s/ Patrick Maloney
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Its:                                        Its:  Director
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